Exhibit 31.2

CERTIFICATION

I, Juan Pablo Tardio, certify that:

1.              I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Helmerich & Payne, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 10, 2013

/s/ Juan Pablo Tardio
Juan Pablo Tardio
Vice President and Chief Financial Officer